Exhibit 10.10

OUTSIDE DIRECTOR COMPENSATION POLICY

RESONANT INC.

(Revised Effective as of June 11, 2019)

Resonant Inc. (the “Company”) believes that the granting of equity and cash compensation to members of its Board of Directors (the “Board,” and members of the Board, “Directors”) represents a powerful tool to attract, retain and reward Directors who are not employees of the Company (“Outside Directors”). This Outside Director Compensation Policy (the “Policy”) is intended to formalize the Company’s policy regarding cash compensation and grants of equity to its Outside Directors. Unless otherwise defined herein, capitalized terms used in this Policy will have the meaning given such term in the Company’s 2014 Omnibus Incentive Plan (the “Plan”). Outside Directors will be solely responsible for any tax obligations they incur as a result of the equity and cash payments received under this Policy.

I.    ANNUAL RETAINERS

Each Outside Director will receive an annual retainer for service on the Board and for service on the three standing committees of the Board: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Outside Director who serves as Chairperson of the Board or, if the Chairperson of the Board is not an Outside Director, Lead Independent Director, will receive an additional annual cash retainer. The Outside Director who serves as Chairperson of a standing committee of the Board will receive an additional annual cash retainer. Outside Directors will be reimbursed for reasonable travel and other expenses in accordance with the Company’s then current reimbursement policies. The annual retainers are as follows:

Position	Annual Retainer
Board of Directors:
Member (other than Chairperson or Lead Independent Director)	$ 50,000
Chairperson or Lead Independent Director	$ 100,000
Audit Committee:
Member (other than Chairperson)	$ 7,500
Committee Chairperson	$ 15,000
Compensation Committee:
Member (other than Chairperson)	$ 5,000
Committee Chairperson	$ 10,000
Nominating and Corporate Governance Committee:
Member (other than Chairperson)	$ 4,000
Committee Chairperson	$ 8,000

II.    PAYMENT

Each annual retainer will be paid ratably on a fiscal quarterly basis to each Outside Director who has served in the relevant capacity for the immediately preceding fiscal quarter no later than thirty (30) days following the end of such preceding fiscal quarter. For purposes of clarification, an Outside Director who has served as an Outside Director, as Chairperson of the Board or Lead Independent Director or as a Member or Chairperson of a standing committee of the Board, as applicable, during only a portion of the immediately preceding fiscal quarter will receive a pro-rated payment of the quarterly payment of the applicable annual retainer(s), calculated based on the number of days such Outside Director has served in the relevant capacities.

III.    REVISIONS

The Board in its discretion may change and otherwise revise the terms of the cash compensation granted under this Policy, including, without limitation, the amount of cash and timing of unearned compensation to be paid on or after the date the Board determines to make any such change or revision.

IV.    EQUITY COMPENSATION

Outside Directors will be entitled to receive all types of Awards under the Plan, including discretionary Awards not covered under this Policy. Any Award granted pursuant to this Policy will be subject to the other terms and conditions of the Plan and form of award agreement approved for use under the Plan. All grants of Awards to Outside Directors pursuant to this Policy will, except as otherwise provided herein, be made in accordance with the following provisions:

(a)    Initial Award. Each person upon first becoming an Outside Director will be granted a Restricted Stock Unit Award of 24,000 Restricted Stock Units (the “Initial RSU Award”) on the date of the first Board or Compensation Committee meeting occurring on or after the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that a Director who is an Employee (an “Inside Director”) who ceases to be an Inside Director, but who remains a Director, will not receive an Initial RSU Award. The shares underlying the Initial RSU Award will vest as to one-half of the shares subject to such award on each of the first and second anniversary of the commencement of the individual’s service as an Outside Director, subject to continued service as a director through the applicable vesting date.

(b)    Annual Award. Each Outside Director will be automatically granted a Restricted Stock Unit Award with a Value of $75,000 (the “Annual RSU Award”), provided that the number of Shares covered by the Annual RSU Award shall be rounded down to the nearest whole Share, on the date of each annual meeting of stockholders (each, an “Annual Meeting”), if, as of such Annual Meeting date, he or she will have served on the Board as a Director for at least the preceding six (6) months; provided that any Outside Director who is not continuing as a Director following the applicable Annual Meeting will not receive an Annual RSU Award with respect to such Annual Meeting. One-half of the shares underlying the Annual RSU Award will vest on the earlier of (i) the day prior to the first annual meeting of stockholders following the grant or (ii) one year from grant, and one-half of the shares underlying the Annual RSU Award will vest on the earlier of (i) the day prior to the second annual meeting of stockholders following the grant or (ii) two years from grant, subject to continued service as a director through the applicable vesting date.

(c)    Chairperson or Lead Independent Director Awards. An Outside Director who serves as Chairperson of the Board or, if the Chairperson of the Board is not an Outside Director, Lead Independent Director, will receive the following additional Awards:

(i)    Initial Award. The Outside Director upon first becoming Chairperson of the Board or Lead Independent Director will be granted a Restricted Stock Unit Award with a Value equal to $25,000, pro rated based on the number of days remaining from the date on which such Outside Director first becomes Chairperson or Lead Independent Director until the first anniversary of the Company’s last Annual Meeting (the “Initial Chairperson Award”), provided that the number of Shares covered by the Initial Chairperson Award shall be rounded down to the nearest whole Share, on the date of the first Board or Compensation Committee meeting occurring on or after the date on which such Outside Director first becomes Chairperson or Lead Independent Director; provided, however, that an Outside Director who is Chairperson of the Board and becomes Lead Independent Director, or is Lead Independent Director and becomes Chairperson of the Board, will not receive an Initial Chairperson Award as a result of such change in status. One-half of the shares underlying the Initial Chairperson Award will vest on the earlier of (i) the day prior to the first annual meeting of stockholders following the grant or (ii) one year from grant, and one-half of the shares underlying the Initial Chairperson Award will vest on the earlier of (i) the day prior to the second annual meeting of stockholders following the grant or (ii) two years from grant, subject to continued service as Chairperson of the Board and/or Lead Independent Director through the applicable vesting date.

(ii)    Annual Award. The Outside Director who serves as Chairperson of the Board or, if the Chairperson of the Board is not an Outside Director, Lead Independent Director, will be automatically granted a Restricted Stock Unit Award with a Value of $25,000 (the “Annual Chairperson Award”), provided that the number of Shares covered by the Annual Chairperson Award shall be rounded down to the nearest whole Share, on the date of each Annual Meeting, if, as of such Annual Meeting date, he or she will have served on the Board as a Director for at least the preceding six (6) months; provided that any Outside Director who is not continuing as a Director following the applicable Annual Meeting will not receive an Annual Chairperson Award with respect to such Annual Meeting. One-half of the shares underlying the Annual Chairperson Award will vest on the earlier of (i) the day prior to the first annual meeting of stockholders following the grant or (ii) one year from grant, and one-half of the shares underlying the Annual Chairperson Award will vest on the earlier of (i) the day prior to the second annual meeting of stockholders following the grant or (ii) two years from grant, subject to continued service as Chairperson of the Board and/or Lead Independent Director through the applicable vesting date.

(d)    Value. For purposes of this Policy, “Value” means, with respect to any Annual RSU Award, Initial Chairperson Award or Annual Chairperson Award, the fair market value of the shares subject to the applicable award on the date of grant, as computed in accordance with our Plan.

(e)    No Discretion. No person will have any discretion to select which Outside Directors will be granted an Initial RSU Award, Annual RSU Award, Initial Chairperson Award or Annual Chairperson Award under this Policy or to determine the number of Shares to be covered by such Initial RSU Award, Annual RSU Award, Initial Chairperson Award or Annual Chairperson Award, as applicable (except as provided in subsection (f) below and pursuant to the Amendment and Termination provisions of this Policy).No Discretion

(f)    Revisions. The Board in its discretion may change and otherwise revise the terms of Initial RSU Awards, Annual RSU Awards, Initial Chairperson Awards and/or Annual Chairperson Awards granted under this Policy, including, without limitation, the number of Shares subject thereto, to provide for Initial RSU Awards, Annual RSU Awards, Initial Chairperson Awards and/or Annual Chairperson Awards of the same or different type (e.g., Options, Restricted Stock Units, or other types of Awards) granted on or after the date the Board determines to make any such change or revision.

V.    SECTION 409A

In no event will cash compensation under this Policy be paid after the later of (i) the fifteenth (15th) day of the third (3rd) month following the end of the Company’s fiscal year in which the compensation is earned, or (ii) the fifteenth (15th) day of the third (3rd) month following the end of the calendar year in which the compensation is earned, in compliance with the “short-term deferral” exception under Section 409A of the Internal Revenue Code of 1986, as amended, and the final regulations and guidance thereunder, as such may be amended from time to time (together, “Section 409A”). It is the intent of this Policy that this Policy and all payments hereunder be exempt from or otherwise comply with the requirements of Section 409A so that none of the compensation to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to be so exempt or comply.

VI.    AMENDMENT AND TERMINATION

The Board may at any time amend, alter, suspend or terminate the Policy.

VII.    EFFECTIVE DATE

This Policy is effective as of the date of its approval by the Company’s Board of Directors on June 11, 2019.